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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated April 28, 2006, relating to the consolidated financial statements and financial statement schedule of Rite Aid Corporation and subsidiaries, and management's report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Rite Aid Corporation and subsidiaries for the fiscal year ended March 4, 2006, (which report on the consolidated financial statements and financial statement schedule expresses an unqualified opinion on the financial statements and financial statement schedule and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 123, "Accounting For Stock-Based Compensation," effective March 2, 2003), and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/  DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
February 8, 2007

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM